Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Vice President, Finance and Administration and Chief Financial Officer of Bioanalytical Systems Inc. (the “Company”), each hereby certifies that, to the best of his knowledge:

(a)	the Form 10-K/A Annual Report of the Company for the year ended September 30, 2011 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Anthony S. Chilton

Anthony S. Chilton
President and Chief Executive Officer
Date: February 14, 2012

By: /s/ Michael R. Cox

Michael R. Cox
Vice President, Finance and Administration
and Chief Financial Officer
Date: February 14, 2012